Exhibit 99.1

Flagstone Re Announces Purchase of Retrocessional Coverage from Montana Re Cat Bond

HAMILTON, Bermuda--(BUSINESS WIRE)—November 30, 2009--Flagstone Reinsurance Holdings Limited (NYSE:FSR) announced today that Flagstone Réassurance Suisse SA, has purchased three years of fully collateralized retrocessional coverage from Montana Re Ltd. (“Montana Re”), a special purpose reinsurer established in the Cayman Islands.  Montana Re was formed as a program structure enabling further issuance of additional series of notes in the future.

Montana Re offers Flagstone protection on its reinsurance portfolio through two separate tranches, utilizing a PCS index trigger with state and peril-specific personal and commercial payout factors.  Montana Re has issued USD $100 million of Series 2009 – 1, Class A Principal-at-Risk Variable Rate Notes due December 7, 2012 and USD $75 million of Series 2009-1, Class B Principal-at-Risk Variable Rate Notes due December 7, 2012 to collateralize its obligations under the retrocession agreements.  Risk analysis for the transaction was performed by Risk Management Solutions, Inc. (“RMS”).  David Brown, Flagstone CEO, commented:  “We are very pleased with the outcome of this transaction.  Access to the capital markets in transactions such as this helps us to optimize returns for our owners and enhance security for our clients.  The multi-year nature of the coverage allows us certainty in an important aspect of our business plan over the coming years.”

Mark Byrne, Flagstone’s Chairman, added “The cat bond marketplace has been challenged to find index-based trigger structures acceptable to the credit rating agencies for capital relief, and also to find collateral structures which provide acceptable LIBOR returns while overcoming limitations of earlier deals. Montana Re’s design is at the innovative end of the market in both respects.”

Peter Nakada, Managing Director of RMS RiskMarkets commented: “This transaction was one of the most efficient transactions we have worked on to date, thanks to the combined modeling expertise of Flagstone Re and the RMS team.   We look forward to working with Flagstone on similar transactions in the future.”

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance and insurance businesses. Flagstone Réassurance Suisse has received “A-” financial strength ratings from both A.M. Best and Fitch Ratings, and “A3” ratings from Moody's Investors Service.  Island Heritage and Flagstone Reinsurance Africa have received “A-” financial strength ratings from A.M. Best.

About RMS

Risk Management Solutions is the world’s leading provider of products and services for catastrophe risk management. More than 400 leading insurers, reinsurers, trading companies, and other financial institutions rely on RMS models to quantify, manage, and transfer risk. Founded at Stanford University in 1988, RMS serves clients today from offices in the U.S., Bermuda, the U.K., France, Switzerland, India, China, and Japan. For more information, visit our website at www.rms.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to Flagstone's: growth in book value per share or return on equity; business strategy; financial and operating targets or plans; incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance; projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; expansion and growth of our business and operations; and future capital expenditures.

These statements are based on certain assumptions and analyses made by Flagstone in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including: the risks described in our Annual Report, 10-K, or Form 10-Q; claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks; the continued availability of capital and financing; general economic, market or business conditions; business opportunities (or lack thereof) that may be presented to it and pursued; competitive forces, including the conduct of other property and casualty insurers and reinsurers; changes in domestic or foreign laws or regulations, or their interpretation, applicable to Flagstone, its competitors or its clients; an economic downturn or other economic conditions adversely affecting its financial position; recorded loss reserves subsequently proving to have been inadequate; other factors, most of which are beyond Flagstone's control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Flagstone will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Flagstone or its business or operations. Flagstone assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, 441-278-4303

SOURCE: Flagstone Reinsurance Holdings Limited